UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

Goodrich Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Goodrich Employee Frequently Asked Questions — Proxy Filing
1.	Is there an update on integration planning?

We are in the very early stages of integration planning. We are pleased to share that Jerry Witowski, Executive Vice President, Operational Excellence and Technology, has been selected as integration team leader from the Goodrich side. Jerry’s long experience in multiple positions across Goodrich gives him the perspective for this important role. Joint integration planning with United Technologies/Hamilton Sundstrand will be an ongoing process, to ensure a smooth transition after the merger closes.
2.	What is a proxy statement? Why did we file a preliminary proxy statement?

A proxy statement is a filing made with the United States Securities and Exchange Commission (“SEC”), in connection with the solicitation of votes for the upcoming shareholder vote. A preliminary proxy statement essentially means that the document is a work in progress. There will be periodic updates filed, and eventually we will file a final, definitive proxy statement.

We encourage you to read the proxy — and any future updates — as it contains information regarding the merger and important information on how to vote your shares, if you are also a shareholder.
3.	What is the process for voting my shares?

Specific information regarding how to vote your shares is included in the proxy statement. This information will also be distributed to all Goodrich shareholders, as required by law.
4.	Will Goodrich continue to be publicly traded following completion of the merger?

No. Following completion of the merger, which we expect to occur in mid-2012, United Technologies will acquire all the outstanding common shares of Goodrich for $127.50 per share in cash, as outlined in the merger agreement. Once the merger is complete, Goodrich will no longer be a publicly traded company and its shares will no longer trade on the New York Stock Exchange.
5.	Am I entitled to receive the $127.50 per share price in the merger?

Each holder of Goodrich common stock, including Goodrich employees, will receive $127.50 per share in cash. Pursuant to the terms of the merger agreement, upon the completion of the merger shares of Goodrich common stock will automatically be converted into the right to receive $127.50 per share in cash.

6.	Can I continue to buy shares of Goodrich?

Until the merger is completed, Goodrich remains independent of United Technologies and will continue to be publicly traded. Decisions to purchase stock, as always, are at the discretion of the purchaser, subject to any trading/ownership policies that may apply. Please contact your financial advisor if you have any questions regarding stock transactions.
7.	Do you still expect the merger to be completed in mid-2012?

The filing of our proxy is an important step toward completing the merger, which we continue to expect will occur in mid-2012. The completion of the merger is subject to approval by Goodrich shareholders and regulatory approvals, as well as other customary closing conditions.

Until the merger closes, Goodrich and United Technologies will continue to operate as separate companies and it will be business as usual here at Goodrich as we continue to execute on our strategic plan.
Additional Information
In connection with the proposed merger, the Company filed a preliminary proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND, WHEN IT BECOMES AVAILABLE, THE DEFINITIVE PROXY STATEMENT, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE COMPANY. You will be able to obtain the preliminary proxy statement, the definitive proxy statement (when available) as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to Goodrich Corporation, Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina 28217, c/o Secretary.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are not based on historical facts but instead reflect the Company’s expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.
The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: demand for and market acceptance of new and existing products; our ability to extend our commercial OE contracts beyond the initial contract periods; cancellation or delays of orders or contracts by customers or with suppliers; our ability to obtain price adjustments pursuant to certain of our long-term contracts; the financial viability of key suppliers and the ability of our suppliers to perform under existing contracts; the extent to which we are successful in integrating and achieving expected operating synergies for recent and future acquisitions; successful development of products and advanced technologies; the impact of bankruptcies and/or consolidations in the airline industry; the health of the commercial aerospace industry, including the large commercial, regional, business and general aviation aircraft manufacturers; global demand for aircraft spare parts and aftermarket services; changing priorities or reductions in the defense budgets in the U.S. and other countries, U.S. foreign policy and the level of activity in military flight operations; the possibility of restructuring and consolidation actions; threats and events associated with and efforts to combat terrorism; the extent to which changes in regulations and/or assumptions result in changes to expenses relating to employee and retiree medical and pension benefits; competitive product and pricing pressures; our ability to recover under contractual rights of indemnification for environmental, asbestos and other claims arising out of the divestiture of our tire, vinyl, engineered industrial products and other businesses; the effect of changes in accounting policies or legislation, including tax legislation; cumulative catch-up adjustments or loss contract reserves on long-term contracts accounted for under the percentage of completion method of accounting; domestic and foreign government spending, budgetary and trade policies; economic and political changes in international markets where we compete, such as changes in currency exchange rates, interest rates, inflation, fuel prices, deflation, recession and other external factors over which we have no control; the outcome of contingencies including completion of acquisitions, joint ventures, divestitures, tax audits, litigation and environmental remediation efforts; the impact of labor difficulties or work stoppages at our, a customer’s or a supplier’s facilities; other factors that are set forth in management’s discussion and analysis of the Company’s most recently filed reports with the SEC; and uncertainties associated with the proposed acquisition of the Company by United Technologies, including uncertainties relating to the anticipated timing of filings and approvals relating to the merger, the expected timing of completion of the merger and the ability to complete the merger. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
Participants in the Solicitation
The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed merger. Information about the Company’s directors and officers and their ownership of the Company’s common stock is set forth in its Form 10-K which was filed with the SEC on February 15, 2011 and the proxy statement for the Company’s Annual Meeting of shareholders, which was filed with the SEC on March 10, 2011. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s shareholders generally, by reading the preliminary proxy statement filed with the SEC on October 27, 2011, the definitive proxy statement (when available) and other relevant documents regarding the proposed merger, when filed with the SEC.